                                                                    EXHIBIT 23.2

The Board of Directors
Tele-Communications, Inc.:

     We consent to the incorporation by reference in the registration statement (No. 33-54263) on Form S-4 of TCI/Liberty Holding Company of our reports, dated March 21, 1994, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, and the related schedules, which reports appear in the December 31, 1993 annual report on Form 10-K of Tele-Communications, Inc., as amended, incorporated by reference herein. We also consent to the reference to our firm under the heading "Experts" in the registration statement.

     Our reports refer to a change in the method of accounting for income taxes.


                                          KPMG PEAT MARWICK


Denver, Colorado
June 23, 1994